UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2019

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54884	30-0826400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices)

+8862-87126958

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement

On November 15, 2019 Ilife International Investment Co., Ltd. (“Ilife”), a wholly-owned subsidiary of China United Insurance Service, Inc. (“China United” or the “Company”), Cyun-Jhan Enterprise Co., Ltd. (“Cyun-Jhan”), and Jian-Zao International Industrial Co., Ltd. (“Jian-Zao” and, collectively with Ilife and Cyun-Jhan, the “Parties”) entered into a Joint Venture Agreement (the “JV Agreement”). Under the terms of this JV Agreement and to the extent set forth therein, the Parties agreed to invest funds, labor and technology into a wholly-owned subsidiary of Ilife (and wholly-owned indirect subsidiary of the Company), Uniwill Insurance Broker Co., Ltd. ( the “Joint Venture” or “Uniwill”), which, subject to obtaining necessary regulatory approvals, will operate a Life Insurance Broker and Property Insurance Broker business.

Under the terms of the JV Agreement, Ilife’s original investment in the Joint Venture will be NT$100 million (or approximately US$3.3 million), which, provided the other parties fulfill their commitments under the JV Agreement, could increase to an aggregate of approximately NT$400 million (approximately US$13.3 million).

The complete JV Agreement is attached hereto as Exhibit no. 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Translation of Joint Venture Agreement, dated November 15, 2019, by and among I-Life International Investment Co., Ltd, Cyun-Jhan Enterprise Co., Ltd, and Jian-Zao International Industrial Co., Ltd

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: November 21, 2019

By:	/s/ Yi-Hsiao Mao
Name: Yi-Hsiao Mao
Title: Chief Executive Officer